EXHIBIT 10(a)

RESTATED AND AMENDED

OPERATING AGREEMENT

Among

Public Service Company of Oklahoma

Southwestern Electric Power Company

American Electric Power Service Corporation

May 1, 2006

RESTATED AND AMENDED
OPERATING AGREEMENT
TABLE OF CONTENTS

ARTICLE I
TERM OF AGREEMENT

ARTICLE II
DEFINITIONS
2.1	Agent
2.2	Agreement
2.3	Buyer’s Decremental Energy Value
2.4	Capacity Commitment
2.5	Capacity Commitment Charge
2.6	Central Control Center
2.7	Chief Executive Officer (CEO)
2.8	Company
2.9	Company Capability
2.10	Company Demand
2.11	Company Hourly Capability
2.12	Company Load Responsibility
2.13	Company Operating Capability
2.14	Company Operating Reserve
2.15	Company Peak Demand
2.16	Day
2.17	Economic Dispatch
2.18	Energy
2.19	Entitlement Energy
2.20	Generating Unit
2.21	Hour
2.22	Internal Economy Energy
2.23	Joint Resource Plan
2.24	Joint Unit
2.25	(a) Margin on Sales
(b) Margin on Purchases
(c) Margin
2.26	Month
2.27	Operating Committee
2.28	Own Load
2.29	Parent Company
2.30	Planning Reserve Level
2.31	Pool Energy
2.32	Power
2.33	Prorated Reserve Level
2.34	Reserve Capacity (Company or System)
2.35	Seller’s Incremental Energy Cost
2.36	System
2.37	System Capability
2.38	System Demand
2.39	System Load Responsibility
2.40	System Operating Capability
2.41	System Operating Reserve
2.42	System Peak Demand
2.43	Variable Cost
2.44	Year

ARTICLE III
OBJECTIVES
3.1	Purpose

ARTICLE IV
AGENT
4.1	Responsibility of the Agent
4.2	Delegation and Acceptance of Authority
4.3	Reporting

ARTICLE V
OPERATING COMMITTEE
5.1	Operating Committee
5.2	Delegation of CEO Duties

ARTICLE VI
OPERATIONS
6.1	Planning and Authorization of Production Facilities
6.2	Planning Reserve Levels
6.3	Provision to Achieve Planning Reserve Levels
6.4	Capacity Sales and Purchases and Reserve Shortfalls
6.5	Energy Exchanges Among the Companies
6.6	Energy Exchange Pricing
6.7	Energy Exchanges with non-Associated Entities
6.8	Communications and Other Facilities

ARTICLE VII
CENTRAL CONTROL CENTER
7.1	Central Control Center
7.2	Expenses

ARTICLE VIII
GENERAL
8.1	Regulatory Authorization
8.2	Effect on Other Agreements
8.3	Schedules
8.4	Billings
8.5	Waivers
8.6	Successors and Assigns; No Third Party Beneficiary
8.7	Amendment
8.8	Independent Contractors
8.9	Responsibility and Liability

SCHEDULE A
JOINT UNIT
9.1	Purpose
9.2	Ownership
9.3	Contracts

SCHEDULE B
COMPANY UNITS THAT ARE NOT JOINT UNITS
10.1	Purpose
10.2	Company Units that Are Not Joint Units

SCHEDULE C
CAPACITY COMMITMENT CHARGE
11.1	Purpose
11.2	Basis for Capacity Commitment
11.3	Provisions for Capacity Commitment Charge
11.4	Provision for Energy Charge

SCHEDULE D
PAYMENTS AND RECEIPTS FOR POOL ENERGY EXCHANGES AMONG THE COMPANIES
12.1	Purpose
12.2	Hourly Calculations
12.3	Receipts and Payments

SCHEDULE E
PAYMENTS AND RECEIPTS FOR INTERNAL ECONOMY ENERGY EXCHANGES AMONG THE COMPANIES
13.1	Purpose
13.2	Hourly Calculations
13.3	Payments
13.4	Receipts

SCHEDULE F
DISTRIBUTION OF MARGIN FOR OFF-SYSTEM ENERGY PURCHASES AND SALES
14.1	Purpose
14.2	Distribution of Margin

SCHEDULE G
DISTRIBUTION OF OPERATING EXPENSES OF THE CENTRAL CONTROL CENTER
15.1	Purpose
15.2	Costs
15.3	Distribution of Costs

SCHEDULE H
CAPACITY COMMITMENT UNITS
16.1	Purpose
16.2	Commitment Units

SCHEDULE I
PLANNING-RESERVE CRITERIA
17.1	Purpose
17.2	Planning Reserve Criteria

SCHEDULE J
STATEMENT OF PRACTICE REGARDING OFF-SYSTEM ENERGY SALES
18.1	Purpose
18.2	Determination of Energy Price Quotations

RESTATED AND AMENDED

OPERATING AGREEMENT

Among

Public Service Company of Oklahoma

Southwestern Electric Power Company

American Electric Power Service Corporation

THIS RESTATED AND AMENDED OPERATING AGREEMENT, hereinafter called Agreement is made and entered into as of the 1st day of May, 2006 by and among Public Service Company of Oklahoma, hereinafter called PSO; Southwestern Electric Power Company, hereinafter called SWEPCO; and American Electric Power Service Corporation, hereinafter called AEPSC; all of whose common stock is wholly owned by American Electric Power Company, Inc., and supersedes the Restated and Amended Operating Agreement dated January 1, 1997.

WHEREAS, PSO and SWEPCO are the owners and operators of interconnected electric generation, transmission, and distribution facilities with which they are engaged in the business of generating, transmitting, and selling electric Power and Energy to the general public and to other electric utilities; and

WHEREAS, the Companies achieve economic benefits for their customers through operation as a single interconnected system, and through coordinated planning, construction, operation and maintenance of their electric supply facilities; and

WHEREAS, AEPSC is qualified to act as Agent for the Companies;
NOW, THEREFORE, the parties hereto mutually agree as follows:

ARTICLE I
TERM OF AGREEMENT

1.1 This Agreement shall become effective on such date as is established by the Federal Energy Regulatory Commission. This Agreement shall continue in force and effect for a period of five (5) Years from the effective date hereinabove described, and continue from Year to Year thereafter until terminated by one or more of the parties upon one (1) Year written notice to the other parties.

1.2 This Agreement is intended to cover only the acquisition, disposition, planning, design, construction, operation and maintenance of the Generating Units and is not to affect those matters that are the subject of orders of the United States Securities and Exchange Commission authorizing certain cost allocation methods for AEPSC billings.

ARTICLE II
DEFINITIONS

For the purposes of this Agreement and of Schedules A through J which are attached hereto and made a part hereof, the following definitions shall apply:

2.1 Agent for the Companies shall be AEPSC.

2.2 Agreement shall be this Agreement including all attachments and schedules applying hereto and any amendments made hereafter.

2.3 Buyer's Decremental Energy Value shall be the cost that a buying Company avoids by reducing the generation of Energy from its Company Operating Capability or by reducing its purchase of Energy from others.

2.4 Capacity Commitment shall be generating capacity committed by a Company to provide capability to enable another Company to attain its Planning or Prorated Reserve Level, whichever shall be lower.

2.5 Capacity Commitment Charge shall be the charge made by a Company supplying a Capacity Commitment to the Company receiving the Capacity Commitment.

2.6 Central Control Center shall be a center operated by the Agent for the optimal utilization of System resources for the supply of Power and Energy.

2.7 Chief Executive Officer (CEO) shall be the Chief Executive Officer of American Electric Power Company, Inc. or the CEO's designee.

2.8 Company shall be any one of the American Electric Power Company, Inc. operating companies and Companies shall be the American Electric Power Company, Inc. operating companies collectively.

2.9 Company Capability shall be:

(a) The sum of the Company net plant capability in megawatts; plus

(b) The megawatt amount of purchases and exchanges without reserves, under contract from other systems; less

(c) The megawatt amount of sales and exchanges without reserves, under contract to other systems.

2.10 Company Demand shall be:

(a) The clock-hour demand in megawatts of a Company's system represented by the simultaneous hourly input in megawatt-hours from all sources into the system of a Company; less

(b) The sum of the simultaneous hourly output in megawatt-hours to other systems (exclusive of any wholesale requirements obligations of the Company).

2.11 Company Hourly Capability for a Company shall be:

(a) The megawatt amount of dependable capability of the Company's generating units on line, including its shares of Joint Units and its shares of units owned jointly with non-associated entities, during the Hour; plus

(b) The megawatt amount of capability committed to the Company by other Companies or non-associated suppliers during the Hour; less

(c) The megawatt amount of capability committed by the Company to other Companies or non-associated purchasers during the Hour; less

(d) Any capability required to provide operating reserves.

2.12 Company Load Responsibility shall be as follows:

(a) Company Peak Demand; less

(b) The difference between Company Peak Demand and Company Demand at the time of System Peak Demand; less

(c) The megawatt-hour output of the Company served on an interruptible basis during the hour of Company Peak Demand plus;

(d) The contractual amount of sales and exchanges with reserves during the period to other systems less;

(e) The contractual amount of purchases and exchanges with reserves during the period from other systems.

2.13 Company Operating Capability shall be the dependable net capability in megawatts of Generating Units of a Company carrying load or ready to take load.

2.14 Company Operating Reserve shall be the excess of Company Operating Capability over Company Demand expressed in megawatts.

2.15 Company Peak Demand for a period shall be the highest Company Demand for any Hour during the period.

2.16 Day shall be a calendar Day.

2.17 Economic Dispatch shall be the distribution of total generation requirements among alternative sources for system economy with due consideration of incremental generating costs, incremental transmission losses, and system security.

2.18 Energy shall be work and shall be expressed in megawatt-hours (MWH).

2.19 Entitlement Energy shall be the Energy from a Joint Unit to which a Company is entitled by reason of its ownership position in that unit, expressed in megawatt-hours.

2.20 Generating Unit shall be an electric generator, together with its prime mover and all auxiliary and appurtenant devices and equipment designed to be operated as a unit for the production of electric Power and Energy. The above is to include equipment necessary for connection to the transmission system.

2.21 Hour shall be a clock-hour.

2.22 Internal Economy Energy shall be Energy supplied and sold by one Company to another Company, under Economic Dispatch, to meet a portion of the purchasing Company's Own Load that could otherwise be supplied internally by the purchasing Company.

2.23 Joint Resource Plan shall be the formal documented plan developed from time to time for all future Generating Units and other power supply and demand management resources.

2.24 Joint Unit shall be any Generating Unit jointly owned by two or more of the Companies.

2.25 (a) Margin on Sales shall be the difference between:
(1) the revenue from off-System Energy sales made pursuant to Section 6.7 and (2) the Seller's Incremental Energy Cost incurred in making such sales.

(b) Margin on Purchases shall be the difference between (1) the Buyer's Decremental Energy Value avoided as a result of off-System Energy purchases made pursuant to Section 6.7 and (2) payments for off-System Energy purchases made pursuant to Section 6.7.

(c) Margin for a given period shall be the sum of the amounts developed in accordance with Sections 2.25 (a) and 2.25 (b).

2.26 Month shall be a calendar Month.

2.27 Operating Committee shall be the organization established pursuant to section 5.1 and whose duties are more fully set forth therein.

2.28 Own Load shall be Energy required to meet Company Demand plus Energy associated with sales or exchanges with reserves less Energy associated with purchases or exchanges with reserves.

2.29 Parent Company shall be American Electric Power Company, Inc.

2.30 Planning Reserve Level shall be the megawatt amount of required Reserve Capacity for a Company, expressed as a percentage of its forecasted Company Load Responsibility.

2.31 Pool Energy shall be the Energy supplied and sold by one Company to another Company to enable the purchasing Company to meet a portion of its Own Load that such other Company cannot or does not plan to serve with its other resources. There shall be two categories of Pool Energy. Emergency Pool Energy shall be the Energy required by a Company that becomes deficient because of an unplanned occurrence (such as a generator unit trip or a missed load forecast). Planned Pool Energy shall be the Energy required by a Company to meet portions of its Own Load when it determines that (a) it will be short of capacity when planning for future operations or (b) such Energy can be taken to economic advantage.

2.32 Power shall be the rate of doing work and shall be expressed in megawatts (MW).

2.33 Prorated Reserve Level shall be a percentage reserve level for each Company that when divided by that Company's Planning Reserve Level gives the same quotient as that for all other Companies.

2.34 Reserve Capacity (Company or System shall be that amount in megawatts by which Company or System Capability exceeds Company or System Load Responsibility.

2.35 Seller's Incremental Energy Cost shall be the Variable Cost which a selling Company incurs in order to supply energy for resale.

2.36 System shall be the coordinated Generating Units of the Companies.

2.37 System Capability shall be the arithmetical sum in megawatts of the individual Company Capabilities.

2.38 System Demand shall be the arithmetical sum of the Companies' clock-hour demand in megawatts represented by:

(a) The simultaneous hourly input in megawatt-hours from all sources into the System; less

(b) The sum of the simultaneous hourly outputs in megawatt hours to other systems (exclusive of any wholesale requirements obligations of the Companies).

2.39 System Load Responsibility shall be as follows:

(a) System Peak Demand; less

(b) The megawatt-hour output of the Companies served on an interruptible basis during the Hour of System Peak Demand; plus

(c) The arithmetic sum in megawatts of all of the Companies’ contractual amount of sales and exchanges with reserves during the period to other systems less;

(d) The arithmetic sum in megawatts of all the Companies’ contractual amount of purchases and exchanges with reserves during the period from other systems.

2.40 System Operating Capability shall be the arithmetical sum in megawatts of the individual Company Operating Capabilities.

2.41 System Operating Reserve shall be the arithmetical sum of the individual Company Operating Reserves, expressed in megawatts.

2.42 System Peak Demand for a period shall be the highest System Demand for any hour during the period.

2.43 Variable Cost shall be a Company's incremental generation cost or purchased energy cost.

2.44 Year shall be a calendar Year.

ARTICLE III
OBJECTIVES

3.1 Purpose

The purpose of this Agreement is to provide the contractual basis for the coordinated planning, construction, operation and maintenance of the System to achieve optimal economies, consistent with reliable electric service, reasonable utilization of natural resources, and environmental requirements.

ARTICLE IV
AGENT

4.1 Responsibility of the Agent

The Companies hereby designate AEPSC as their Agent for the purpose of:

(a) coordinating the acquisition, disposition, planning, design, construction, operation and maintenance of the Generating Units of the Companies, including any Joint Units; and

(b) supervising the design, construction, operation and maintenance of the Central Control Center.

4.2 Delegation and Acceptance of Authority

The Companies hereby delegate to the Agent and the Agent hereby accepts responsibility and authority for the duties listed in Section 4.1 and elsewhere in this Agreement. Except as herein expressly established otherwise, the Agent shall perform each of those duties in consultation with the Operating Committee. The Agent shall also perform each of those duties in accordance with the standards of conduct described in 18 C.F.R. § 37.4.

4.3 Reporting

The Agent shall provide periodic summary reports of its activities under this Agreement to the Companies and shall keep the Companies and the Operating Committee currently informed of situations or problems that may materially affect the outcome of these activities. Furthermore, the Agent agrees to report to the Companies or to the Operating Committee in such additional detail as is requested regarding specific issues or projects under its supervision as Agent.

ARTICLE V
OPERATING COMMITTEE

5.1 Operating Committee

The Operating Committee is the organization established to ensure the coordinated operation of the System by making recommendations to the CEO regarding operations under this Agreement, thereby providing the basis for the CEO's direction of the Agent in the performance of the Agent's duties under this Agreement and for the performance of the CEO's responsibilities described herein. The Operating Committee members will be designated by the CEO, and shall include a chairperson and at least one member from the Agent and from each Company. Operating Committee decisions shall be by a majority vote of those present and shall be in the form of recommendations to the CEO. However, any member not present may vote by proxy. In any non-unanimous decision the principles of the difference shall be reported to the CEO. The chairperson shall vote only in case of a tie.

5.2 Delegation of CEO Duties

The CEO may delegate to other officers or employees of the Agent or of any Company the obligation to carry out the CEO's duties hereunder, including without limitation approving capacity purchases and sales pursuant to Section 6.4(b).

ARTICLE VI
OPERATIONS

6.1 Planning and Authorization of Production Facilities

(a) Each Company shall forecast the amount of generating capability required to meet its Company Load Responsibility and its Planning Reserve Level in future years.

(b) A current Joint Resource Plan will be maintained that will state the current forecasted System Load Responsibility including the Planning Reserve Level and the required resources.

(c) All Generating Units placed in service after the date of this Agreement shall be in accordance with the then current Joint Resource Plan. Joint Units shall be authorized by the Board of Directors of the Parent Company prior to the commencement of detailed engineering of the units.

(d) For the purpose of this Agreement the Generating Units listed in Schedule B are not Joint Units.

(e) The organization designated by the CEO shall be responsible for the staffing, operation and maintenance of each authorized Joint Generating Unit.

6.2 Planning Reserve Levels

The Operating Committee shall periodically review the Planning Reserve Level for each Company and recommend any modifications of such to the CEO.

6.3 Provision to Achieve Planning Reserve Levels

(a) Each Company shall own, or have available to it under contract; such generating capability and other facilities as are necessary to supply its Company Load Responsibility plus its Planning Reserve Level.

(b) The Joint Resource Plan shall be periodically reviewed and adjusted to provide the Companies their required Planning Reserve Levels. Any Company with Reserve Capacity in excess of its Planning Reserve Level for a future Year shall commit such excess capacity to Companies with insufficient Reserve Capacity to meet their Planning Reserve Level during that Year or any portion thereof. The deficit Companies shall make payments to the excess Companies in respect of each Month of the Year to which the commitment applies in the amount of the Capacity Commitment Charge in accordance with Schedule C. In the event that the System Capability, including outside capacity purchases, is insufficient to meet such Planning Reserve Levels the System Capability shall be allocated to provide each Company its Prorated Reserve Level.

(c) The ownership percentages in future Joint Units are established in accordance with Schedule A, but may be reallocated in the Joint Resource Plan by recommendation of the Operating Committee and authorization by the CEO.

6.4 Capacity Sales and Purchases and Reserve Shortfalls

(a) The Agent shall coordinate and otherwise assist the Companies in making off-System capacity sales and purchases.

(b) All capacity purchases and sales effective beyond July 1, 1984 shall be coordinated by the Agent, recommended by the Operating Committee, and approved by the CEO.

(c) The System Reserve Capacity shall be at the disposal of any Company requiring such capacity. Should the system be short of capacity as a result of an emergency and be unable to purchase the deficit, each Company shall take such actions as are necessary to bring System load and generation into balance.

6.5 Energy Exchanges Among the Companies

The Agent shall schedule the Energy output of System Capability to obtain the lowest cost of Energy for serving System Demand consistent with each Company's operating and security constraints, including voltage control, stability, loading of facilities, operating guides as recommended by the Operating Committee and approved by the CEO, fuel commitments, environmental requirements, and continuity of service to customers.

6.6 Energy Exchange Pricing

For the purpose of pricing Energy exchange among the Companies, System resources shall be utilized to serve System requirements in the following order:

(a) Those Generating Units which are designated not to be operated in the order of lowest to highest Variable Cost due to Company operating constraints shall be allocated to the Company requiring the Generating Unit.

(b) The lowest Variable Cost generation of each Company's Hourly Capability shall first be allocated to serve its Own Load.

(c) The next lowest Variable Cost portion of each Company's remaining Hourly Capability shall be allocated to serve Pool Energy requirements of Companies under System Economic Dispatch. Pool Energy shall be priced in accordance with Schedule D.

(d) The next lowest Variable Cost portion of each Company's remaining Hourly Capability shall be used to supply Internal Economy Energy to Companies under System Economic Dispatch. Internal Economy Energy shall be priced in accordance with Schedule E.

6.7 Energy Exchanges with Non-Associated Entities

The Agent shall coordinate and direct off-System purchases of Energy necessary to meet System requirements or improve System economy, after Internal Economy Energy transactions have been effected. The Agent shall coordinate and direct off-System sales of Energy available after meeting all of the requirements of the System including the Energy associated with contractual requirements for off-System capacity sales. Such off-System Energy purchases or sales shall be implemented by decremental or incremental System Economic Dispatch as appropriate. Any Margin on Energy purchases from off-System utilities or Margin on Energy sales to off-System utilities shall be distributed to the Companies in accordance with Schedule F. Price quotations for such Energy sales shall be determined in accordance with Schedule J.

6.8 Communications and Other Facilities

The Companies shall provide communications and other facilities necessary for:

(a) The metering and control of the generating and transmission facilities;

(b) The dispatch of electric Power and Energy; and

(c) For such other purposes as may be necessary for optimum operation of the System.

ARTICLE VII
CENTRAL CONTROL CENTER

7.1 Central Control Center
The Agent shall provide and operate a Central Control Center adequately equipped and staffed to meet the requirements of the Companies for efficient, economical and reliable operation as contemplated by this Agreement.

7.2 Expenses

All expenses for operation of the Central Control Center shall be paid by the Agent and billed monthly to each Company, in accordance with Schedule G.

ARTICLE VIII
GENERAL

8.1 Regulatory Authorization

This Agreement is subject to certain regulatory approvals and each Company and the Agent shall diligently seek all necessary regulatory authorization for this Agreement.

8.2 Effect on Other Agreements

This Agreement shall not modify the obligations of any Company under any agreement between that Company and others not parties to this Agreement in effect at the date of this Agreement, nor shall it modify any agreement between or among the Companies under any transmission tariff or other agreement filed with the Federal Energy Regulatory Commission.

8.3 Schedules

The basis of compensation for the use of facilities and for the Power and Energy provided or supplied by a Company to another Company or Companies under this Agreement shall be in accordance with arrangements agreed upon from time to time among the Companies. Such arrangements shall be in the form of Schedules, each of which, when signed by the parties thereto and approved or accepted by appropriate regulatory authority, shall become a part of this Agreement.

8.4 Billings

Bills for services rendered hereunder shall be calculated in accordance with applicable Schedules, and shall be issued on or before the tenth working Day of the Month following that in which such service was rendered and shall be payable on or before the twentieth Day of such Month. After the thirtieth Day, interest shall accrue on any balance due until paid at the latest rate approved by the United States Securities and Exchange Commission for loans among Companies in the American Electric Power System. Billings in good faith disputed and paid shall be deemed to have been paid under protest.

8.5 Waivers

Any waiver at any time by a Company of its rights with respect to a default by any other Company under this Agreement shall not be deemed a waiver with respect to any subsequent default of similar or different nature, nor shall it prejudice its right to deny waiver of similar default to a different Company.

8.6 Successors and Assigns; No Third Party Beneficiary

This Agreement shall inure to and be binding upon the successors and assigns of the respective parties hereto, but shall not be assignable by any party without the written consent of the other parties, except upon foreclosure of a mortgage or deed of trust. Nothing expressed or mentioned or to which reference is made in this Agreement is intended or shall be construed to give any person or corporation other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, expressly or by reference, or any Schedule hereto, this Agreement, any such Schedule and any and all conditions and provisions hereof and thereof being intended to be and being for the sole and exclusive benefit of the parties hereto, and for the benefit of no other person or corporation.

8.7 Amendment

It is contemplated by the parties that it may be appropriate from time to time to change, amend, modify or supplement this Agreement or the Schedules which are attached to this Agreement to reflect changes in operating practices or costs of operations or for other reasons. This Agreement may be changed, amended, modified or supplemented by an instrument in writing executed by all of the parties.

8.8 Independent Contractors

It is agreed among the Companies that by entering into this Agreement the Companies shall not become partners, but as to each other and to third persons, the Companies shall remain independent contractors in all matters relating to this Agreement.

8.9 Responsibility and Liability

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs and expenses as provided in this Agreement, and any liability resulting herefrom. Each party hereto will defend, indemnify, and save harmless the other parties hereto from and against any and all liability, loss, costs, damages, and expenses, including reasonable attorney's fees, caused by or growing out of the gross negligence, willful misconduct, or breach of this Agreement by such indemnifying party.

IN WITNESS WHEREOF, each of the Companies has caused this Agreement and the attached Schedules to be signed in its name and on its behalf by its President attested to by its Secretary, both being duly authorized, and AEPSC has caused this Agreement and the attached schedules to be signed in its name and on its behalf by its Chief Executive Officer attested by its Secretary, both being duly authorized. This Agreement and attached Schedules shall become effective on such date as is established by the Federal Energy Regulatory Commission.

PUBLIC SERVICE COMPANY OF OKLAHOMA
Attest

/s/ Thomas G. Berkemeyer	By:	/s/ Stuart Solomon
Assistant Secretary		President

SOUTHWESTERN ELECTRIC POWER COMPANY
Attest

/s/ Thomas G. Berkemeyer	By:	/s/ Nicholas K. Akins
Assistant Secretary		President

AMERICAN ELECTRIC POWER SERVICE CORPORATION
Attest

/s/ Thomas G. Berkemeyer	By:	/s/ J. Craig Baker
Assistant Secretary		Senior Vice President

SCHEDULE A
JOINT UNIT

9.1 Purpose

The purpose of this Schedule is to provide the basis for the Companies' participation in Joint Units.

9.2 Ownership

(a) Every Joint Unit shall be owned by the Companies participating in the Joint Unit as tenants in common. Ownership shares in each Joint Unit shall be allocated insofar as practical to achieve a Prorated Reserve Level for all Companies participating in the unit. The allocation shall be recommended by the Operating Committee and authorized by the CEO prior to the time the unit is authorized by the Board of Directors of the Parent Company. However, each Company shall own at least fifty (50) megawatts of each Joint Unit unless otherwise agreed to by the Operating Committee. Each Company shall be responsible for its pro rata share of the costs of construction of the unit and shall contribute such funds to the Agent as billed.

(b) When a new Joint Unit is installed at a site already occupied by one or more existing Generating Units the Agent, in consultation with the Operating Committee, shall identify any existing facilities that will be common to the new Joint Unit and the portion of the common facilities to be allocated to the new Joint Unit. The owners of the new Joint Unit shall compensate the owners of the existing common facilities for the use of those common facilities.

9.3 Contracts

The Companies shall execute a joint ownership agreement for each Joint Unit, such agreement to set out all of the rights and obligations of the parties relating to the specific Joint Unit, including the allocation of fuel costs, the allocation of other operation costs and the allocation of maintenance costs among the owners.

SCHEDULE B
COMPANY UNITS THAT ARE NOT JOINT UNITS

10.1 Purpose

The purpose of this Schedule is to list the Generating Units, to be placed in service after the date of the original Operating Agreement dated September 28, 1983, which are not Joint Units.

10.2 Company Units That Are Not Joint Units

The Company units that are not Joint Units are as follows:

Dolet Hills Unit Number 1 - SWEPCO
Pirkey Unit Number 1 - SWEPCO

SCHEDULE C
CAPACITY COMMITMENT CHARGE

11.1 Purpose

The purpose of this Schedule is to establish the basis for Capacity Commitments between the Companies and the rates for the Capacity Commitment Charge and associated Energy.

11.2 Basis for Capacity Commitment

A committing Company shall make available to a receiving Company unit capacity consisting of a portion of the output of one or more specific Generating Units. The receiving Company shall be entitled to receive Energy from the specified Generating Unit(s) up to an amount equal to an annual load factor of sixty (60) percent or such other amount as is mutually agreeable. The capacity commitment shall be for a twelve-month period or as otherwise mutually agreed.

11.3 Provisions for Capacity Commitment Charge

The monthly Capacity Commitment Charge for each specific Generating Unit(s) from which capacity is committed shall be determined pursuant to the following formula:

A = (1/12) (B) (C/D) (E)

Where:
A = Monthly Capacity Commitment Charge for the specified unit to be due each month regardless of the availability of the specific unit.

B = 0.1772 (fixed charge rate for the committing Company).

C = Committing Company's total dollar investment, at original cost, in the specific Generating Unit as of December 31 of the year prior to the year of the Capacity Commitment, certified by the Chief Financial officer of the Company.

D = Rated net dependable capability of the specific Generating Unit in megawatts.

E = Megawatts of capacity committed from the specified unit.

11.4 Provision for Energy Charge

The rate for Energy received by a receiving Company from specified unit(s) shall be the Variable Cost of Energy produced from each specified unit(s) plus ten (10) percent of such costs or three (3) mills per kilowatt-hour, whichever is less.

SCHEDULE D
PAYMENTS AND RECEIPTS FOR POOL ENERGY EXCHANGES
AMONG THE COMPANIES

12.1 Purpose

The purpose of this Schedule is to provide the basis for determining payments and receipts among the Companies for Pool Energy exchanges.

12.2 Hourly Calculations

The payments and receipts of Section 12.3 are calculated Hourly, but are accumulated and billed Monthly among the Companies.

12.3 Receipts and Payments

A selling Company shall receive from a purchasing Company one hundred and ten percent (110%) of the Seller's Incremental Energy Cost for Pool Energy sold. A purchasing Company shall pay for Pool Energy received one hundred and ten percent (110%) of its portion of the aggregate of the Seller's Incremental Cost for Pool Energy. Where Pool Energy is purchased simultaneously by more than one Company these charges shall be pro rated in proportion to the megawatt-hours of Pool Energy purchased by each buyer.

SCHEDULE E
PAYMENTS AND RECEIPTS FOR INTERNAL
ECONOMY ENERGY EXCHANGES AMONG THE COMPANIES

13.1 Purpose

The purpose of this Schedule is to provide the basis for determining payments and receipts among the Companies for Internal Economy Energy exchanges.

13.2 Hourly Calculations

The payments of Section 13.3 and receipts of Section 13.4 shall be calculated Hourly, but are accumulated and billed Monthly among the Companies.

13.3 Payments

A purchasing Company shall pay the following amount for Internal Economy Energy bought:

(a) The purchasing Company's portion of the aggregate of Sellers' Incremental Energy Costs for Internal Economy Energy where such charges are pro rated in proportion to the amount of Internal Economy Energy purchased by each Company; plus

(b) One-half of the difference between:

(1) The Buyer's Decremental Energy Value for Internal Economy Energy purchased; and

(2) The amount determined in Section 13.3 (a).

13.4 Receipts

A selling Company shall receive the following amount for Internal Economy Energy sold:

(a) The Seller's Incremental Energy cost for Internal Economy Energy sold; plus

(b) One-half of the difference between:

(1) The selling Company's portion of the aggregate of the Buyers' Decremental Energy Values for Internal Economy Energy purchased where such values are prorated in proportion to the amount of Internal Economy Energy sold by each Company; and

(2) The amount determined in Section 13.4 (a).

SCHEDULE F
DISTRIBUTION OF MARGIN FOR OFF-SYSTEM
ENERGY PURCHASES AND SALES

14.1 Purpose

The purpose of this Schedule is to establish the basis for distributing among the Companies the Margin on off-System Energy purchases and sales.

14.2 Distribution of Margin

Any Margin on off-System Energy purchases and sales shall be distributed to the Companies in proportion to the relative magnitude of the sums for each Company of the Energy generated or not generated by such Company in order to participate in Internal Economy or off-System purchases or sales.

SCHEDULE G
DISTRIBUTION OF OPERATING EXPENSES
OF THE CENTRAL CONTROL CENTER

15.1 Purpose

The purpose of this Schedule is to provide a basis for the distribution among the Companies of the costs incurred by the Agent in operating the Central Control Center.

15.2 Costs

Costs for the purpose of this Schedule shall include all costs incurred in maintaining and operating the Central Control Center including, among others, such items as salaries, wages, rentals, the cost of materials and supplies, interest, taxes, depreciation, transportation, travel expenses, consulting, and other professional services.

15.3 Distribution of Costs

All costs shall be billed by Agent to the Companies in proportion to the average of the maximum Company Peak Demands experienced during the three previous calendar Years with the following exception. In the event the Central Control Center makes a study or performs a special service in which all Companies are not thus proportionately interested, any resulting cost shall be distributed to the interested parties in accordance with the standard procedures of Agent authorized by the United States Securities and Exchange Commission.

SCHEDULE H
CAPACITY COMMITMENT UNITS

16.1 Purpose

The purpose of this Schedule is to identify the Generating Units of the Companies from which Capacity Commitments shall be made pursuant to Section 6.3 and with reference to which the Capacity Commitment Charge shall be determined in accordance with Schedule C.

16.2 Commitment Units

Listed below are the Generating Units from which each of the Companies shall commit Capacity to other Companies pursuant to Section 6.3. Capacity Commitments shall be made from the first listed unit of the committing Company unless or to the extent that such unit is not expected to be available during the commitment period. In such event, Capacity Commitments shall be made from the second listed unit of the committing Company.

COMPANY/UNIT NAME	RATING (MW)	YEAR INSTALLED
PSO
Riverside #2	465	1976
Riverside #1	457	1974
SWEPCO
Know Lee #5	344	1974
Wilkes #3	351	1971

SCHEDULE I
PLANNING-RESERVE CRITERIA

17.1 Purpose

The purpose of this Schedule is to identify the criteria which shall be used by the Companies in determining their respective Planning Reserve Levels for purposes of determining their respective Capacity Commitment obligations under Section 6.3.

17.2 Planning Reserve Criteria

The Planning Reserve Level for each of the Companies shall be equal to 15% of Company Load Responsibility.

SCHEDULE J
STATEMENT OF PRACTICE
REGARDING OFF-SYSTEM ENERGY SALES

18.1 Purpose

The purpose of this Schedule is to identify the basis upon which price quotations for energy sales to a non-associated entity will be determined when any such a non-associated entity makes a request of a Company or the Agent to purchase System Energy. The prices for sales made shall be set by negotiation or in accordance with filed rate schedules of the Companies and may include standard industry adders.

18.2 Determination of Energy Price Quotations

The AEP Central Control Center will predispatch System Energy requirements based upon an estimate of on-line System generation and such System Energy requirements. Any request for the purchase of System Energy will result in a price quotation based upon the incremental running cost of the next least costly to operate System Generating Unit (that will be available to make the sale requested during the time period that is the subject of the request by the non-associated entity) after System needs have been met. In determining whether a Generating Unit will be available to make a requested sale, the matters listed in Section 6.5 and the availability of adequate transmission capacity on the System and on the systems of other utilities shall be considered.